                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                                PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

      Filed by the registrant /X/
      Filed by a party other than the registrant / /

      Check the appropriate box:
      / /        Preliminary proxy statement, amended
      / /        Confidential, for Use of the Commission Only
      /X/        Definitive proxy statement
      / /        Definitive additional materials
      / /        Soliciting material pursuant to Rule 14a-11(c) or Rule
                 14a-12

                      POLYVISION CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transactions
                apply:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                ----------------------------------------------------------
           (4)  Date filed:
                ----------------------------------------------------------

                             POLYVISION CORPORATION
                         4888 South Old Peachtree Road
                            Norcross, Georgia 30071

                                              May 1, 2000

Dear Shareholder:

    You are cordially invited to attend the 1999 Annual Meeting of PolyVision shareholders to be held at 10:00 a.m. on Wednesday, May 31, 2000, at The Cornell Club, 6 East 44(th) Street, New York, NY 10022. The meeting will begin with a report on PolyVision's operations and financial performance, followed by discussion and voting on the matters set forth in this Notice of Annual Meeting and Proxy Statement, and discussion on other business matters properly brought before the meeting. Enclosed you will also find PolyVision's Annual Report for the year ended December 31, 1999. Whether or not you expect to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting the enclosed Proxy Card.

    We look forward to seeing you at the Annual Meeting. On behalf of the management and directors of PolyVision Corporation, I want to thank you for your continued support and confidence in PolyVision.

                                          Sincerely,

                                          MICHAEL H. DUNN

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             POLYVISION CORPORATION
                         4888 South Old Peachtree Road
                            Norcross, Georgia 30071

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To the Shareholders of PolyVision Corporation:

    Notice is hereby given that the 1999 Annual Meeting of Shareholders of PolyVision Corporation, will be held at The Cornell Club, 6 East 44(th) Street, New York, NY 10022, on Wednesday, May 31, 2000, beginning at 10:00 a.m., local time. The meeting will be held for the following purposes:

    1. To elect four Class II directors to the Board of Directors, each to hold office until the 2001 Annual Meeting and until his successor has been elected and qualified.

    2. To approve an amendment to PolyVision's 1999 Stock Option Plan increasing the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares.

    3. To ratify the adoption by the Board of Directors of PolyVision's 2000 Stock Compensation Plan for Non-Employee Directors.

    4. To ratify the selection of Arthur Andersen LLP as PolyVision's independent auditor.

    5. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed April 26, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          GARY L. EDWARDS

                                          CHIEF FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

Norcross, Georgia

May 1, 2000

                                PROXY STATEMENT

INTRODUCTION

    This Proxy Statement and the accompanying proxy card are being mailed to PolyVision shareholders on or about May 5, 2000. The Board of Directors of PolyVision are soliciting proxies to be used at the 1999 Annual Meeting of Shareholders which will be held at The Cornell Club, 6 East 44(th) Street, New York, NY 10022, on Wednesday, May 31, 2000, at 10:00 a.m.

PURPOSE

    The purpose of the meeting and the matters to be acted upon are set forth in the following pages of this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no other business, which will be presented for consideration at the Annual Meeting. A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting or (b) attending the meeting in person and casting a ballot. All shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted:

    - "FOR" the election of the nominees for director set forth herein,

    - "FOR" the approval of an amendment to PolyVision's 1999 Stock Option Plan increasing the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares,

    - "FOR" the ratification of the adoption by the Board of Directors of PolyVision's 2000 Stock Compensation Plan for Non-Employee Directors,

    - "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of PolyVision for the year ending December 31, 2000.

    If any other business shall properly come before the Annual Meeting, votes will be cast by the proxy holders in accordance with the judgment of the proxy holders.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only shareholders of record at the close of business on April 26, 2000 are entitled to notice of and to vote at the Annual Meeting. At that date, there were 14,165,529 outstanding shares of common stock, par value $.001 per share.

    The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable New York law, the effect of the broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

    As of the Record Date, The Alpine Group, Inc. ("Alpine"), of which Steven S. Elbaum, Bragi F. Schut, James R. Kanely and Stephen C. Knup, directors of PolyVision, are directors and/or executive officers, possessed the power to vote approximately 48.1% of the outstanding shares of common stock. PolyVision has been advised that Alpine intends to vote all of the shares beneficially owned by it "FOR" all of the proposals.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors of PolyVision is comprised of nine directors and is divided into two classes with staggered two-year terms. One class of directors is elected at each Annual Meeting.

    At the 1998 Annual Meeting of Shareholders, Ivan Berkowitz, Michael H. Dunn, Stephen C. Knup and Bragi F. Schut were re-elected to PolyVision's Board of Directors as Class I directors to hold office until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified. At the 1997 Annual Meeting of Shareholders, Steven S. Elbaum and Lyman C. Hamilton, Jr. were elected as Class II directors to hold office until this 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. During 1999, PolyVision enlarged its Board by electing James R. Kanely and Hansel B. Millican, Jr. as Class I and Class II directors, respectively.

    At the Annual Meeting four persons are to be elected to the Board of Directors of PolyVision as Class II directors to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified, and it is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following named nominees, all of whom are presently Class II directors: Steven S. Elbaum, Joseph A. Menniti, Lyman C. Hamilton, Jr. and Hansel B. Millican, Jr. The directors unanimously approved the nominations as noted at a special meeting of the Board of Directors held March 8, 2000. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting is required to elect the foregoing nominees to the Board of Directors.

    The persons named in the enclosed proxy intend to vote the shares represented by proxies for these nominees unless the vote for such persons is withheld. If any of those nominated should not continue to be available for election, it is intended that the shares represented by the proxies will be voted for such other person or persons as the Board shall designate. No circumstances are presently known which would render any nominee named herein unavailable for election. Abstentions and broker non-votes will have no affect on the election of directors.

    Following is the principal occupation, age and certain other information for each director nominee and other directors serving unexpired terms.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2001 MEETING:

STEVEN S. ELBAUM, 51, elected Chairman of the Board of Directors and a director of PolyVision in December 1994. Mr. Elbaum has been a director of Alpine since 1980 and has served as its Chairman of the Board and Chief Executive Officer since 1984. Mr. Elbaum has also been the Chairman of the Board of Directors and Chief Executive Officer of Superior TeleCom, Inc., a manufacturer of wire and cable products ("Superior TeleCom"), since 1996, and Chairman of the Board of Directors of Superior Cables Limited (formerly known as Superior Cables of Zion United Works, Ltd.), an Israeli-based, publicly-traded wire and cable manufacturer. Mr. Elbaum serves on the Board of Directors of Interim
Services, Inc., a provider of value-added staffing and healthcare services, and Vestaur Securities, Inc., an investment company.

LYMAN C. HAMILTON, JR., 73, elected a director of PolyVision in May 1995.
Mr. Hamilton is currently a private investor. From 1962 to 1979, Mr. Hamilton served in various senior executive officer positions with ITT Corp. and was its Chief Executive Officer in 1978 and 1979 and a director from 1974 to 1979.
Mr. Hamilton currently serves on the Board of Directors of Scan-Optics, Inc., a manufacturer of optical character recognition equipment. Mr. Hamilton served on Alpine's Board of Directors from 1991 to 1993.

JOSEPH A. MENNITI, 62, elected a director of PolyVision in May 1998.
Mr. Menniti served as Chief Executive Officer of PolyVision from March 1998 to November 1999, and as President and Chief Operating Officer of PolyVision from May 1995 to November 1998. Prior to joining PolyVision, from 1989 to May 1995, Mr. Menniti was the Chief Executive Officer of DNE Systems, Inc., then a wholly-owned subsidiary of Alpine, and currently a subsidiary of Superior TeleCom, which manufactures and markets electronic and communications products for the government and commercial sectors. Mr. Menniti held various positions at Grumman Aerospace Corporation prior to 1989.

HANSEL B. MILLICAN, JR., 71, elected a director of PolyVision in May 1999. Mr. Millican has been the President and Chief Executive Officer of Rochester Button Company since 1991.

DIRECTORS CONTINUING IN OFFICE UNTIL 2000 MEETING:

IVAN BERKOWITZ, 54, elected a director of PolyVision in May 1995 and served as Chief Executive Officer of PolyVision from May 1995 to April 1997. Previously, from 1993 to March 1995, he was the Managing General Partner of Steib & Company, a private investment partnership. Since March 1995, Mr. Berkowitz has also been a director of Propierre I, a public French real estate mutual fund, and, since January 1998, a director of HMG Worldwide Corporation, a point-of-purchase display manufacturer.

MICHAEL H. DUNN, 51, elected a director, President and Chief Operating Officer of PolyVision in November 1998, following PolyVision's acquisition of Alliance International Group, Inc. ("Alliance"), and, in November 1999, he additionally became the Chief Executive Officer of PolyVision. Mr. Dunn had previously served as Chairman, President and Chief Executive Officer of Alliance since
October 1997. He also served as President of Alliance from March 1985 to
January 1992. In the interim, from January 1992 to February 1997, Mr. Dunn served as President and Chief Executive Officer of Visibility Inc., a manufacturing enterprise software company and a portfolio company of Equity South, a buyout fund of which Mr. Dunn remains a general partner.

JAMES R. KANELY, 58, elected a director of PolyVision in July 1999. Mr. Kanely has been a private investor since November 1995. He served as President and Chief Operating Officer of Alpine from November 1993 to October 1995, and President of Superior TeleTec Inc. (the predecessor to Superior TeleCom) prior thereto.

STEPHEN C. KNUP, 56, elected a director of PolyVision in May 1995. Mr. Knup joined Alpine as a Senior Vice President in February 1999. He previously served as the Executive Vice President and Chief Financial Officer of MG North America Holdings Inc. (formerly known as MetallGesellschaft Corp.), a raw materials company, from November 1994 to February 1999.

BRAGI F. SCHUT, 59, elected a director of PolyVision in December 1994.
Mr. Schut has been a director of Alpine since 1983 and its Executive Vice President since 1986. Mr. Schut is also a director of Superior TeleCom and Superior Cables Limited.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR
                             DIRECTOR LISTED ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS

    There were three meetings of the Board of Directors during the year ended December 31, 1999. Each incumbent director attended all of the Board of Directors meetings and the meetings of Board committees on which he served.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE--During the year ended December 31, 1999, the Audit Committee of PolyVision's Board of Directors consisted of Steven S. Elbaum, Lyman C. Hamilton, Jr. and Hansel B. Millican, Jr. The Audit Committee did not meet during the year ended December 31, 1999. The Audit Committee is primarily responsible for reviewing the services performed by PolyVision's independent auditors and evaluating PolyVision's accounting policies and its system of internal controls. In 1999, the full Board, rather than the Audit Committee, performed these functions.

    COMPENSATION COMMITTEE--During the year ended December 31, 1999, the Compensation Committee of PolyVision's Board of Directors consisted of Ivan Berkowitz, Lyman C. Hamilton, Jr. and Bragi F. Schut. The Compensation Committee did not meet during the year ended December 31, 1999. The Compensation Committee is primarily responsible for reviewing and approving the salary and benefit policies of PolyVision, including compensation of executive officers. In 1999, the full Board, rather than the Compensation Committee, performed these functions.

    STOCK OPTION COMMITTEE--During the year ended December 31, 1999, the Stock Option Committee of PolyVision's Board of Directors consisted of Ivan Berkowitz, Lyman C. Hamilton, Jr. and Bragi F. Schut. The Stock Option Committee administers the 1994 Stock Option Plan and 1999 Stock Option Plan, and recommends and approves grants of stock options under such plans. During the year ended December 31, 1999, the Stock Option Committee did not meet. Options granted to Mr. Dunn, Mr. Cessna, and Mr. Edwards were approved by the entire Board of Directors as a whole.

DIRECTOR COMPENSATION

    For the year ended December 31, 1999, non-employee directors received $500 for each board or committee meeting attended. All expenses in connection with attendance at such meetings are paid by PolyVision. Effective January 1, 2000, the Company introduced an annual retainer of $10,000 in addition to the $500 attendance fees. Both the annual retainer and attendance fee may be paid in a combination of cash or stock options pursuant to PolyVision's 2000 Stock Compensation Plan for Non-Employee Directors (see "Proposal No. 3").

CERTAIN RELATIONSHIPS

    The Board of Directors of PolyVision and Alpine contain some of the same members. See "Proposal No. 1: Election of Directors."

    During fiscal 1999, PolyVision issued 120,000 shares of its 8% Cumulative Convertible Series D Preferred Stock ("Series D Preferred Stock") to the shareholders of A. Lawer Corporation in connection with the acquisition of Nelson Adams (see footnote 9 to PolyVision's Form 10-K). Currently, these holders of the Series D Preferred Stock are employees of PolyVision. In conjunction with the Nelson Adams acquisition, PolyVision entered three operating lease agreements with the shareholders of A. Lawer Corporation during 1999. These lease agreements are for three manufacturing and sales offices of PolyVision and expire at various times through 2016. During fiscal 1999, PolyVision made payments of approximately $0.2 million on these leases. Management of PolyVision believes that the terms of such leases are at least as favorable to PolyVision as would have been obtained from independent third parties.

INFORMATION ABOUT MANAGEMENT

    MICHAEL H. DUNN, 50, President and Chief Executive Officer since November 1999. Previously President and Chief Operating Officer since November 1998, following PolyVision's acquisition of Alliance. Elected a director of PolyVision in November 1998.

    GARY L. EDWARDS, 41, Chief Financial Officer, Treasurer and Secretary of PolyVision since September 1999. Previously Vice President and Controller of Alpine since May 1992.

    GREGORY D. CESSNA, 43, President of PolyVision's Public Sector Group since May 1999. Previously President and Chief Operating Officer for ABB Extrel Corporation since 1991.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of common stock owned as of the Record Date, by (i) each person known to PolyVision to be the beneficial owner of more than 5% of the common stock; (ii) each director;
(iii) each executive officer named in the Summary Compensation Table herein; and
(iv) all directors and executive officers of PolyVision as a group.

                                                                                  PERCENT OF
                                                              NUMBER OF SHARES   COMMON STOCK
NAME AND ADDRESS                                                BENEFICIALLY     BENEFICIALLY
OF BENEFICIAL OWNER                                               OWNED(1)         OWNED(1)
-------------------                                           ----------------   ------------
The Alpine Group, Inc.......................................     14,318,370(2)       65.3%
1790 Broadway
New York, NY 10019

John Hancock Mutual Life Insurance Company..................      2,986,467(3)       17.4%
200 Clarendon Street
Boston, MA 02117

Wind Point Partners III, L.P................................      2,968,384(4)       17.3%
676 North Michigan Avenue, Suite 3300
Chicago, IL 60611

Steven S. Elbaum............................................     14,817,064(5)(6)     67.5%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ivan Berkowitz..............................................         53,333(7)          *
322 W. 72nd Street, Apt. 5A
New York, NY 10023

Michael H. Dunn.............................................         62,500(8)          *

Lyman C. Hamilton, Jr.......................................         54,848(6)          *
69 Byron Drive
Avon, CT 06001

                                                                                  PERCENT OF
                                                              NUMBER OF SHARES   COMMON STOCK
NAME AND ADDRESS                                                BENEFICIALLY     BENEFICIALLY
OF BENEFICIAL OWNER                                               OWNED(1)         OWNED(1)
-------------------                                           ----------------   ------------
James R. Kanely.............................................         91,546(9)          *
4600 Pinot Noir Drive
Braselton, GA 30517

Stephen C. Knup.............................................         35,000(6)          *
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Joseph A. Menniti...........................................        230,416(10)       1.6%
1928 Seaman Court
Toms River, NJ 08753

Hansel B. Millican, Jr......................................         10,000             *
c/o Rochester Button Company
1328 Broadway, Suite 816
New York, NY 10017

Bragi F. Schut..............................................        147,803(6)        1.0%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Gary L. Edwards.............................................          9,000(11)         *

Gregory D. Cessna...........................................         12,500(12)         *

Former shareholders of A. Lawer Corporation.................      1,500,000(13)       9.6%

All executive officers and directors as a group (11              15,524,010          52.9%
persons)....................................................

------------------------

* Percentage ownership is less than 1%.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, shares beneficially owned include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days of the Record Date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days of the Record Date, have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Unless otherwise indicated, the address of each of the individuals named above is: c/o PolyVision Corporation, 4888 South Old Peachtree Road, Norcross, Georgia 30071.

(2) Includes (i) 4,250,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series B Preferred Stock, and
    (ii) 3,500,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series C Preferred Stock.

(3) Represents shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to John Hancock Mutual Life Insurance Company and certain of its affiliates in connection with a $25,000,000 senior subordinated credit facility entered into with PolyVision in December 1998.

(4) Represents shares of common stock reserved for issuance upon the conversion of a 10% convertible subordinated promissory note due 2007 issued in connection with PolyVision's acquisition of Alliance International
    Group, Inc. in November 1998.

(5) Includes the shares of common stock owned by Alpine. Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board of Directors and Chief Executive Officer of Alpine and his beneficial ownership of 17.5% of the issued and outstanding common stock of Alpine.

(6) Pursuant to PolyVision's 1995 Directors Stock Option Plan, each of
    Messrs. Elbaum, Hamilton, Knup and Schut was granted stock options to purchase 25,000 shares of common stock in October 1995 at an exercise price of $3.86 per share. All of such options are currently exercisable.

(7) Includes stock options to purchase 35,000 shares of common stock.

(8) Represents stock options to purchase 62,500 shares of common stock.

(9) Includes 47 shares owned by Mr. Kanely's wife as to which shares, Mr. Kanely disclaims beneficial ownership.

(10) Includes stock options to purchase 215,416 shares of common stock.

(11) Includes stock options to purchase 4,000 shares of common stock.

(12) Represents stock options to purchase 12,500 shares of common stock.

(13) Represents 1,500,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series D Preferred Stock. All of the former shareholders of A. Lawer Corporation are deemed to own these shares.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid or accrued by PolyVision during the years ended December 31, 1999 and 1998 and during the two prior fiscal years ended April 30, 1998 and 1997, to its Chief Executive Officer and to the other executive officers of PolyVision whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                                                                   COMPENSATION
                                                                                             ------------------------
                                                             ANNUAL COMPENSATION                            COMMON
                                                    --------------------------------------   RESTRICTED      STOCK
                                   FISCAL YEAR                              OTHER ANNUAL       STOCK      UNDERLYING
NAME AND PRINCIPAL POSITION         ENDED(1)         SALARY     BONUS     COMPENSATION(2)    AWARDS(#)    OPTIONS(#)
---------------------------     -----------------   --------   --------   ----------------   ----------   -----------
Joseph A. Menniti(3)..........  December 31, 1999   $250,957   $130,000       405,098(4)         --              --
Former Chief Executive          December 31, 1998    222,800    130,000            --            --         275,000
Officer and Director            April 30, 1998       205,900     67,000            --            --          30,000
                                April 30, 1997       191,000     30,000            --            --              --

Michael H. Dunn(5)............  December 31, 1999   $261,464   $126,000            --            --          50,000
President, Chief Executive      December 31, 1998     20,000    130,000(8)          --           --         250,000
  Officer and Director

Gary L. Edwards(6)............  December 31, 1999   $ 51,191   $ 60,000            --            --         100,000

Gregory D. Cessna(6)..........  December 31, 1999   $175,000   $100,000            --            --         100,000

Richard J. Still(7)...........  December 31, 1999   $170,961         --            --            --              --
                                December 31, 1998     17,000         --            --            --         175,000

------------------------------

(1) On December 30, 1998, PolyVision changed its fiscal year-end from April 30 to December 31. Information presented for the fiscal year ended
    December 31, 1998 reflects compensation paid or accrued by PolyVision from January 1 to December 31, 1998. Compensation paid or accrued from January 1 to April 30, 1998 is also reflected in the information presented for the fiscal year ended April 30, 1998.

(2) Unless otherwise indicated, the aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(3) Mr. Menniti retired from PolyVision in November 1999.

(4) Represents $390,000 paid in connection with Mr. Menniti's retirement, $14,186 as an automobile allowance and $912 in life insurance premium payments on behalf of Mr. Menniti.

(5) Mr. Dunn joined PolyVision in November 1998 as its President and Chief Operating Officer and, in November 1999 became its President and Chief Executive Officer.

(6) Messrs. Cessna and Edwards joined PolyVision in May 1999 and
    September 1999, respectively.

(7) Mr. Still joined PolyVision in November 1998 as its Chief Financial Officer and resigned in June 1999.

(8) Represents bonus paid for his employment with Alliance International Group through November 1998 and his employment with PolyVision from November 1998 to December 1998.

    STOCK OPTIONS

    The following table sets forth information with respect to grants of options to purchase common stock under PolyVision's 1999 Stock Option Plan to the Named Executive Officers during the year ended December 31, 1999:

                       STOCK OPTION GRANTS IN FISCAL 1999

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE (AT ASSUMED
                                                                                      ANNUAL RATE OF STOCK
                                        % OF TOTAL OPTIONS                              APPRECIATION FOR
                                            GRANTED TO       EXERCISE                    OPTION TERM)(2)
                             OPTIONS       EMPLOYEES IN        PRICE     EXPIRATION   ---------------------
NAME                         GRANTED       FISCAL YEAR       ($/SH)(1)      DATE         5%          10%
----                         --------   ------------------   ---------   ----------   ---------   ---------
Michael H. Dunn............   50,000            11%            1.75      Nov. 2009    $ 55,028    $139,452

Gregory D. Cessna..........   50,000            11%            2.00      May 2009     $ 62,890    $159,374
                              50,000            11%            2.00      Nov. 2009    $ 62,890    $159,374

Gary L. Edwards............  100,000            22%            2.00      Sept. 2009   $125,780    $318,748

------------------------

(1) All options were granted at or above market value on the date of grant.

(2) Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the common stock and overall stock market performance.

    AGGREGATE OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR-END OPTION
     VALUES

    There were no exercises of stock options during the fiscal year ended December 31, 1999. The following table presents information for the individuals named above as to the number of shares underlying, and the value of, unexercised options outstanding at December 31, 1999.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT               IN THE MONEY OPTIONS
                                                    DECEMBER 31, 1999(#)         AT DECEMBER 31, 1999(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Joseph A. Menniti..............................    196,667        183,333        453,598        445,499

Michael H. Dunn................................     62,500        237,500        151,875        577,125

Gregory D. Cessna..............................     -0-           100,000         -0-            43,750

Gary L. Edwards................................     -0-           100,000         -0-            43,750

------------------------

(1) Represents the difference between the last sale price of the common stock on December 31, 1999 ($2- 7/16), and the exercise price of the option multiplied by the applicable number of options.

    EMPLOYMENT AGREEMENTS

    In November 1998, PolyVision entered into an Employment Agreement with Michael H. Dunn to serve as the President and Chief Executive Officer of PolyVision until either he or PolyVision elects to terminate such employment upon prior written notice. Pursuant to the terms of his Employment Agreement, Mr. Dunn receives an annual base salary of $280,000, plus an annual bonus of 50% of his base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. Under his Employment Agreement, if Mr. Dunn's employment is terminated by PolyVision for any reason other than for "Cause" (as defined) or by Mr. Dunn for "Good Reason" (as defined), he is entitled to payment of 100% of the balance of his salary for the remaining period under his Employment Agreement and, if the date of termination of his employment is more than six months into any particular fiscal year, any discretionary bonus that he would have been entitled to had his employment not been so terminated. Mr. Dunn has agreed not to compete with PolyVision during his term of employment and for certain periods thereafter and not to disclose confidential information relating to PolyVision at any time.

    PolyVision has also entered into Employment Agreements with each of Gregory
D. Cessna, President of Public Sector Group, and Gary L. Edwards, Chief Financial Officer, Treasurer and Secretary of PolyVision. Under the terms of such agreements, PolyVision currently pays annual base salaries of $200,000 to Messrs. Cessna and Edwards, who are also eligible to receive an annual bonus of 50% of their base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. Messrs. Cessna and Edwards also agreed not to compete with PolyVision during the term of his employment and for one year thereafter and not to disclose confidential information relating to PolyVision at any time.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Board of Directors were Ivan Berkowitz, Lyman C. Hamilton, Jr. and Bragi F. Schut during the year ended December 31, 1999. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors of PolyVision was established in 1995 and did not hold any meetings during the year ended December 31, 1999. The duties and responsibilities of the Committee include the following:

    (a) approval of annual salaries and other benefits provided for executive officers of PolyVision;

    (b) approval of the adoption of compensation plans in which the executive officers of PolyVision may be participants and awarding of benefits under such plans; and

    (c) undertaking studies and making recommendations with respect to PolyVision's compensation structure and policies and the development of management personnel.

    The Committee's policies with respect to executive compensation are intended to achieve the following goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of PolyVision as a whole and the performance of the individual officer) as a part of the officer's compensation. Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in PolyVision through the grant of options pursuant to PolyVision's 1999 Stock Option Plan.

    During the year ended December 31, 1999, the full Board approved the various employment agreements and amendments discussed in "Executive Compensation and Related Matters--Employment Agreements" above, as well as approving bonuses and granting options to certain of its executive officers and key employees. In each case, the Board's decision was based upon the principles and procedures outlined above.

                            Bragi F. Schut, Chairman
                                 Ivan Berkowitz
                             Lyman C. Hamilton, Jr.

    The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that PolyVision specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the cumulative total stock holder return on the PolyVision Common Stock for each of PolyVision's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Russell 2000 Index, (ii) Dow Jones Equity Market Index and (iii) Dow Jones Heavy Construction Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG POLYVISION CORPORATION, THE DOW JONES EQUITY MARKET INDEX,
       THE DOW JONES HEAVY CONSTRUCTION INDEX AND THE RUSSELL 2000 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              34699  35064  35185  35550  35915  36160  36525
Polyvision Corporation          100     22     22    2.5     14     22     26
DowJones Equity                 100    140    148    185    261    292    351
Dow Jones Heavy Construction    100    138    142    128    121    104     98
Russell 2000                    100    127    137    157    222    191    188

------------------------

*$100 INVESTED ON 12/31/94 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
 DIVIDENDS.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires PolyVision's executive officers, directors and holders of more than 10% of PolyVision's common stock to file with the Securities and Exchange Commission and The American Stock Exchange initial reports of ownership and reports of changes in ownership of PolyVision's common stock. Such persons are required by SEC regulations to furnish PolyVision with copies of all Section 16(a) forms they file.

    Based solely upon its review of the copies of such forms received by PolyVision, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, PolyVision believes that, during the year ended December 31, 1999, all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                                 PROPOSAL NO. 2
                      AMENDMENT TO 1999 STOCK OPTION PLAN

PROPOSAL

    The Board of Directors of PolyVision approved an amendment to the PolyVision Corporation 1999 Stock Option Plan (the "Plan") in March 2000, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance under the Plan by an aggregate of 1,400,000 shares to a new total of 2,400,000 shares.

    The proposed increase in the number of shares of common stock reserved for issuance under the Plan is for purposes of establishing a reserve for stock option grants to regular employees of PolyVision pursuant to the terms of the Plan.

BACKGROUND AND PURPOSE

    The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of PolyVision is largely dependent, through the encouragement of stock ownership in PolyVision by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase common stock (collectively, "Options") to persons selected by the administrators of the Plan from the class of all regular employees of PolyVision, including officers who are regular employees and directors, (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned common stock as payment of the exercise price for Options granted under the Plan.

ADMINISTRATION OF THE PLAN

    The Plan provides that it shall be administered by:

    - the Board of Directors of PolyVision (the "Board") or

    - by a committee appointed by the Board (the "Committee"), which shall be composed of two or more directors, all of whom shall be "outside directors" (as defined in the Plan), in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code (although Rule 16b-3 may also be complied with if option grants are approved by the Board).

    The Committee or the Board in its sole discretion determines the persons to be awarded Options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including PolyVision, its shareholders, officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

    An aggregate of 1,000,000 shares of common stock are currently reserved for issuance upon the exercise of Options granted under the Plan. The shares acquired upon exercise of Options granted under the Plan will be authorized and issued shares of common stock. PolyVision's shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any Option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Plan.

CERTAIN TERMS AND CONDITIONS

    All Options granted under the Plan must be evidenced by a written agreement between PolyVision and the grantee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

    For any Option granted under the Plan, the exercise price per share of common stock may be any price determined by the Committee or the Board; however, the exercise price per share of any Incentive Stock Option may not be less than the Fair Market Value of the common stock on the date such Incentive Stock Option is granted. For purposes of the Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of common stock on any business day is (i) if common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if common stock is quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of common stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for common stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days.

    The Committee or the Board may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the Optionee for at least six (6) months (or such other shares as PolyVision determines will not cause PolyVision to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Plan also authorizes PolyVision to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option,
(iii) bear interest at the prime rate of PolyVision's principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

    The use of already owned shares of common stock applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

    No incentive stock option and, unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirement of Rule 16b-3 under the Exchange Act, no non-qualified stock option, granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her or, in the case of a non-qualified stock option, by his permitted assignee. The expiration date of an Option under the Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of PolyVision, certain mergers and reorganizations, and certain dispositions of substantially all PolyVision's assets.

    Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Plan shall automatically be terminated
(a) three months after the date on which the Optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Optionee's employment for Cause; (c) one year after the date on which the Optionee's employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the Optionee's employment is terminated by reason of Optionee's death, or if later, three months after the date of Optionee's death if death occurs during the one year period following the termination of the Optionee's employment by reason of mental or physical disability.

    To prevent dilution of the rights of a holder of an Option, the Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of PolyVision's capital stock resulting from a stock dividend, stock split, share combination, recapitalization or other capital adjustment of PolyVision. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of PolyVision or a sale or other disposition of substantially all of PolyVision's assets.

    The Plan will expire on January 26, 2009, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the Plan or any Option at any time, provided that such amendment shall be subject to the approval of PolyVision's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

    The Plan is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of PolyVision, that income will be subject to the withholding of

Federal income tax. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

    If an Optionee pays for shares of common stock on exercise of an Option by delivering shares of PolyVision's common stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

    PolyVision will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for PolyVision and is reasonable in amount, and either the employee includes that amount in income or PolyVision timely satisfies its reporting requirements with respect to that amount.

    INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

    If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

    An Optionee who exercises an incentive stock option by delivering shares of common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

    For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

    PolyVision is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, PolyVision is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for PolyVision and is reasonable in amount, and either the employee includes that amount in income or PolyVision timely satisfies its reporting requirements with respect to that amount.

    SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by PolyVision that pays it. PolyVision intends that Options granted to employees, whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of PolyVision to ensure that Options under the Plan will qualify as "performance-based compensation" that is fully deductible by PolyVision under Section 162(m).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

dn1259a

                                 PROPOSAL NO. 3
           APPROVAL AND RATIFICATION OF 2000 STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    In September 1999, the Board of Directors of PolyVision adopted the PolyVision Corporation Stock Compensation Plan for Non-Employee Directors (the "Stock Compensation Plan"). Under the Stock Compensation Plan, non-employee directors of PolyVision may elect to receive 50% of their $10,000 annual retainer in stock options. Each non-employee director may also elect to receive all or a portion of the remaining amount of the annual retainer, in excess of 50% of the annual retainer, as well as meeting fees in the form of stock options instead of in cash.

    Stock options that are attributable to the annual retainer will be granted as of the first business day of each quarter of PolyVision's fiscal year. Stock options that are attributable to meeting fees will be granted as of the date of the meeting of the Board and/or the committee of the Board with respect to which such grants relate.

    The number of stock options will be determined by dividing:

    - the amount of the annual retainer or meeting fees that a non-employee director elected to receive in stock options, by

    - the value of a stock option on the date of grant as determined by the Board, based on the purchase price per share of the common stock, a Black-Scholes option pricing model and such other factors as the Board deems appropriate.

    Stock options granted under the Stock Compensation Plan will have an exercise price equal to the lesser of:

    - 100% of the fair market value of the common stock on the first business day of the Company's fiscal year; and

    - 100% of the fair market value of the common stock on the date of grant.

    Each stock option granted under the Stock Compensation Plan will expire on the tenth anniversary of the date of grant; provided that if a non-employee director is terminated for cause (as defined in the Stock Compensation Plan), his or her stock options (vested and unvested) shall terminate immediately.

    Awards of stock options under the Stock Compensation Plan will vest upon the earliest of the following to occur:

    - the third anniversary of the date of grant;

    - a non-employee director's death; and

    - upon a change in control, as defined in the Stock Compensation Plan.

    No stock option granted under the Stock Compensation Plan is assignable or transferable, other than by will or the laws of descent and distribution.

    The Stock Compensation Plan is administered and interpreted by the Board.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL

            AND RATIFICATION OF THE 2000 STOCK COMPENSATION PLAN FOR

                            NON-EMPLOYEE DIRECTORS.

                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

    Upon recommendation by the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as PolyVision's independent auditor for the year ended December 31, 1999. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

    Shareholders are being asked to ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditor for the year ending December 31, 2000.

    If the shareholders do not ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditors, the Board of Directors will consider selecting another accounting firm.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

                                   FORM 10-K

    PolyVision's Annual Report on Form 10-K, including financial statements for the year ended December 31, 1999, accompanies this Proxy Statement.

                           PROPOSALS OF SHAREHOLDERS

    Under certain circumstances, shareholders are entitled to present proposals for consideration at shareholders meetings. Any such proposal to be included in the proxy statement for PolyVision's 2000 Annual Meeting of Shareholders must be submitted to the Secretary of PolyVision prior to January 31, 2001. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

    PolyVision knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.

                            SOLICITATION OF PROXIES

    The expense of this solicitation of proxies will be borne by PolyVision. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of PolyVision may solicit proxies by telephone, telegraph and personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and PolyVision will reimburse them for their reasonable expenses incurred in this connection.

                                          By Order of the Board of Directors

                                          GARY L. EDWARDS

                                          CHIEF FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

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                                                                       EXHIBIT A

                             POLYVISION CORPORATION
            2000 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE I

                                    PURPOSE

    The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to:
(i) permit Non-Employee Directors to elect Stock Options with respect to 50% of their Retainer Fees; and (ii) permit Non-Employee Directors to elect Stock Options in lieu of cash payment of their Retainer Fees or Meeting Fees, thereby attracting, retaining and rewarding Non-Employee Directors and strengthening the mutuality of interests between Non-Employee Directors and the Company's shareholders.

                                   ARTICLE II

                                  DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

    2.1  "BOARD" shall mean the Board of Directors of the Company.

    2.2 "CAUSE" shall mean an act or failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

    2.3  "CHANGE IN CONTROL" shall have the meaning set forth Section 10.2.

    2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision

    2.5 "COMMON STOCK" shall mean common stock, par value $.001 per share, of the Company.

    2.6 "COMPANY" shall mean PolyVision Corporation or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

    2.7  "EFFECTIVE DATE" shall mean January 1, 2000.

    2.8 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    2.9 "FAIR MARKET VALUE" shall mean for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported by the American Stock
Exchange, Inc., other principal national securities exchange in the United States on which it is then traded or the Nasdaq Stock Market, Inc.; or (ii) if not traded on any such national securities exchange or the Nasdaq Stock
Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Board on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940). Notwithstanding anything herein to the contrary, if selected by the Board, "Fair Market Value" means the price for Common Stock set by the Board in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Board.

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    2.10 "MEETING FEE(S)" shall mean any fees to which a Non-Employee Director is entitled for attending Board meetings (including by telephonic means) or for attending the meetings of any Board committee (including by telephonic means) of which the Non-Employee Director is a member. Meeting Fees shall not include expense reimbursements, amounts realized upon the exercise of a Stock Option or any other amounts paid to the Non-Employee Director.

    2.11 "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not an employee of the Company. Any director who acts on behalf of the Company as an officer but who does not receive any compensation for such services shall be treated as a Non-Employee Director for purposes of eligibility hereunder.

    2.12 "PLAN" shall mean the PolyVision Corporation 2000 Stock Compensation Plan for Non-Employee Directors, as may be amended from time to time.

    2.13 "RETAINER FEE(S)" shall mean the fee to which a Non-Employee Director is entitled for service on the Board as a director during a fiscal year of the Company. Retainer Fees shall not include expense reimbursements, amounts realized upon the exercise of a Stock Option, Restricted Stock or any other amounts paid to the Non-Employee Director.

    2.14 "RETIREMENT" shall mean the failure to stand for reelection or the failure to be reelected after a Non-Employee Director has attained age sixty-five (65).

    2.15 "RULE 16B-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

    2.16 "STOCK OPTION" shall mean an option to purchase shares of Common Stock granted to Non-Employee Directors pursuant to this Plan. No Stock Option awarded under this Plan is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

    2.17 "TERMINATION OF DIRECTORSHIP" shall mean that the Non-Employee Director has ceased to be a director (whether as a non-employee director or an employee director) of the Company.

    2.18 "TRANSFER" or "TRANSFERRED" shall mean alienate, attach, sell, assign, pledge, encumber, gift, charge or otherwise transfer.

                                  ARTICLE III

                                 ADMINISTRATION

    3.1  THE BOARD. The Plan shall be administered and interpreted by the Board.

    3.2 DUTIES OF THE BOARD. The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Board, in its sole discretion, deems necessary or desirable.

    3.3 ADVISORS. The Company or the Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred for the engagement of such counsel, consultant or agent shall be paid by the Company.

    3.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in

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connection with the Plan shall be within the absolute discretion of the Company or the Board, as the case may be, and shall be final, binding and conclusive on the Company and all Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE IV

                         ADJUSTMENT UPON CERTAIN EVENTS

    4.1  ADJUSTMENTS UPON CERTAIN EVENTS.

        (a) ADJUSTMENTS. The existence of the Plan and any Award granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of the assets or business of the Company, or any other corporate act or proceeding.

        (b) CAPITAL STRUCTURE. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Stock Option granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Directors under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Non-Employee Directors and employees and their respective heirs, executors, administrators, successors and assigns.

        (c) FRACTIONAL SHARES. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half ( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Board to each Non-Employee Director whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        (d) ACQUISITION EVENTS. If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Stock Options or substitutes new Stock Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Stock Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Stock Options shall expire without additional compensation to the holder thereof; PROVIDED, that, the Board shall deliver notice to each Non-Employee Director at least twenty days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Stock Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Non-Employee Director shall have the right to exercise in full effective as of such consummation all Stock Options

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    that are then outstanding (without regard to limitations on exercise otherwise contained in the Stock Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, PROVIDED that, if the contemplated transaction does not take place within a ninety day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

                                     ARTICLE V

                                     ELECTIONS

    5.1  NON-EMPLOYEE DIRECTOR ELECTIONS.

        (a) Each Non-Employee Director may elect, in accordance with
    Section 5.2 below, to receive 50% of his or her Retainer Fees in the form of Stock Options.

        (b) Each Non-Employee Director may also elect, in accordance with
    Section 5.2 below, to receive Stock Options in lieu of receiving (i) a cash payment of all or a portion of Retainer Fees not covered by Section 5.1(a); and/or (ii) a cash payment of all or a portion of Meeting Fees.

    5.2  TIMING AND MANNER OF ELECTION.

        (a) METHOD OF ELECTION. Any election to receive Stock Options as payment of Retainer Fees or Meeting Fees shall be made in writing to the Board (on a form prescribed by the Board) prior to the first day of the Company's fiscal year during which the Retainer Fees or Meeting Fees are earned; PROVIDED, HOWEVER, that with respect to the 2000 fiscal year, any election under
    Section 5.1 shall be made in writing to the Board prior to the first regularly scheduled meeting of the Board, but in no event later than March 31, 2000. Each election, which shall be made in a manner as determined by the Board in its sole and absolute discretion, shall designate
    (i) whether the election applies to Retainer Fees or Meeting Fees;
    (ii) whether the Retainer Fees or Meeting Fees, as applicable, are to be awarded in cash or Stock Options; and (iii) the applicable percentage of Retainer Fees or Meeting Fees to be awarded in cash or Stock Options.

        (b) IRREVOCABLE ELECTION. An election under this Article V is irrevocable and, except with respect to the 2000 fiscal year, is valid only for the Company's fiscal year commencing immediately following the date of the election.

        (c) DEFAULT ELECTION. If no election is made or if a new election is not made with respect to any subsequent fiscal year pursuant to Section 5.1(b), the Non-Employee Director shall be deemed to have made an election to receive all Retainer Fees not covered by Section 5.1(a) and all Meeting Fees in cash.

        (d) MID-YEAR PARTICIPATION. An individual who becomes a Non-Employee Director after the date by which an election would otherwise be required to be made hereunder with respect to a fiscal year may elect to receive Stock Options during that fiscal year by making an election, in the form required hereunder, within thirty (30) days after the individual becomes a Non-Employee Director and such election shall become effective the first day of the month following the date of the election.

    5.3 DATE OF GRANT. Stock Options that are attributable to Retainer Fees shall be made as of the first business day of each quarter of the Company's fiscal year, which shall be treated as the dates of grant for such Stock Options. Stock Options that are attributable to Meeting Fees shall be made as of the dates of the Board meetings and/or committee meetings with respect to which such Stock Options relate, which shall be treated as the dates of grant for such Stock Options. Unless the Board decides to take specific action at grant with respect to a Stock Option (provided that it is consistent with the Plan's terms), any grant of a Stock Option hereunder shall be automatic after giving effect to the election made by an Non-Employee Director pursuant to Section 5.1 hereof without further action by the Board or the shareholders of the Company.

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                                   ARTICLE VI

                                 STOCK OPTIONS

    6.1 STOCK OPTIONS. As of each date of grant, as determined in accordance with Section 5.3 above, each Non-Employee Director shall receive that number of Stock Options determined by dividing (i) the amount of Retainer Fees or Meeting Fees that the Non-Employee Director elected to receive in the form of Stock Options, by (ii) the value of one Stock Option on the date of grant as determined in good faith by the Board, based on the purchase price per share of Common Stock determined in accordance with Section 6.2(a) and a Black-Scholes Option pricing model (calculated by an accounting, investment banking or appraisal firm selected by the Board) and such other factors as the Board deems appropriate. Any fractional number of Stock Options resulting from the division of (i) by (ii) shall be eliminated by rounding-down for fractions less than one-half ( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

    6.2 TERMS OF STOCK OPTIONS. Stock Options granted under this Article VI shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Board shall deem desirable:

        (a) STOCK OPTION PRICE. The purchase price per share of Common Stock deliverable upon the exercise of a Stock Option granted pursuant to
    Section 6.1 shall be the lesser of: (i) 100% of the Fair Market Value of such Common Stock on the first business day of the Company's fiscal year; or
    (ii) 100% of the Fair Market Value of such Common Stock at the time of the grant of the Stock Option.

        (b) AGREEMENT. Awards of Stock Options shall be evidenced by an agreement entered into between the Company and the Non-Employee Director.

        (c) OPTION TERM. If not previously exercised each Stock Option shall expire upon the tenth anniversary of the date of the grant thereof.

        (d) EXERCISABILITY. Except as otherwise provided in Article VII or IX, any Stock Option granted under this Article VI shall vest and become fully exercisable as of the third anniversary of the date the Stock Option is granted.

        (e) METHOD FOR EXERCISE. Subject to the vesting provisions of
    Section 6.2(d), Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash, in the form of Common Stock owned by the Non-Employee Director for at least six
    (6) months (and for which the Non-Employee Director has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date, in a combination thereof or such other arrangement for the satisfaction of the purchase price, as the Board may accept. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

                                    ARTICLE VII

                            TERMINATION OF DIRECTORSHIP

    7.1 TERMINATION OF DIRECTORSHIP BY REASON OF DEATH. If a Non-Employee Director's Termination of Directorship is by reason of death, upon such Termination of Directorship, all Stock Options held by such Non-Employee Director and not previously exercisable shall become fully vested and exercisable. All Stock Options shall remain exercisable by the Non-Employee Director's estate or by the person

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given authority to exercise such Stock Options by his or her will or by operation of law, for the remainder of the stated term of such Stock Option.

    7.2 TERMINATION OF DIRECTORSHIP FOR CAUSE. If a Non-Employee Director's Termination of Directorship is for Cause or if the Company obtains or discovers information after Termination of Directorship that such Non-Employee Director had engaged in conduct that would have justified a removal for Cause during such directorship, all Stock Options held by such Non-Employee Director shall thereupon terminate and expire as of the date of such Termination of Directorship or the date the Company obtains or discovers such information.

    7.3  TERMINATION OF DIRECTORSHIP BY REASON OTHER THAN DEATH OR FOR CAUSE.

        (a) GENERAL RULE. If a Non-Employee Director's Termination of Directorship is by any reason other than death or for Cause, including, without limitation, Retirement, disability, resignation, or failure to stand for reelection, all Stock Options held by such Non-Employee Director may be exercised, to the extent exercisable at the Non-Employee Director's Termination of Directorship, by the Non-Employee Director for the remainder of the stated term of such Stock Option.

        (b) SPECIAL RETIREMENT RULE. Notwithstanding the foregoing, if a Non-Employee Director's Termination of Directorship is by reason of Retirement, the Board may, in its sole and absolute discretion, determine that all or portion of the Stock Options held by such Non-Employee Director and not previously exercisable shall become fully vested and exercisable and remain exercisable by the Non-Employee Director for the remainder of the stated term of the Stock Option; PROVIDED, HOWEVER, that if the Non-Employee Director dies before the end of the stated term of the Stock Option, any unexercised Stock Option held by the Non-Employee Director shall thereafter be exercisable by the Non-Employee Director's estate or by the person given authority to exercise such Stock Option by his or her will or by operation of law, to the extent to which it was exercisable at the time of death, for the remainder of the stated term of such Stock Option.

    7.4 CANCELLATION OF STOCK OPTIONS. Subject to Sections 7.1 and 7.3(b), no Stock Options that were not vested during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Stock Options shall terminate and become null and void upon a Termination of Directorship.

                                  ARTICLE VIII

                              NON-TRANSFERABILITY

    No Stock Option shall be Transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. No Stock Option shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Stock Option shall be void, and no such Stock Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter, that a Stock Option granted pursuant to Article VI that is otherwise not Transferable pursuant to this Article VIII is Transferable in whole or part and in such circumstances, and under such conditions, as specified by the Board.

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                                   ARTICLE IX

                          CHANGE IN CONTROL PROVISIONS

    9.1 BENEFITS. Upon a Change in Control of the Company (as defined below), Stock Options granted and not previously exercisable shall vest and become fully exercisable.

    9.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred:

        (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, as a group or individually by Steven S. Elbaum or The Alpine
    Group, Inc.), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

        (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or
    (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

        (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

        (d) upon the shareholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                                     ARTICLE X

                        TERMINATION OR AMENDMENT OF THE PLAN

    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it

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entirely, retroactively or otherwise; PROVIDED, HOWEVER, that, unless otherwise required by law or specifically provided herein, the rights of a Non-Employee Director with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Non-Employee Director.

    The Board may amend the terms of any Award granted, prospectively or retroactively, but, subject to Articles VII and IX above or as otherwise specifically provided herein, no such amendment or other action by the Board shall impair the rights of any Non-Employee Director without the Non-Employee Director's consent.

                                   ARTICLE XI

                                 UNFUNDED PLAN

    This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Non-Employee Director has a fixed and vested interest but which are not yet made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XII

                               GENERAL PROVISIONS

    12.1 REPRESENTATION AND LEGEND. The Board may require each person receiving shares pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Non-Employee Director is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on Transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    12.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    12.3 NO RIGHT TO DIRECTORSHIP. Neither this Plan nor the grant of any Stock Option hereunder shall impose any obligations on the Company to retain any Non-Employee Director as a director nor shall it impose on the part of any Non-Employee Director any obligation to remain as a director of the Company.

    12.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Non-Employee Director, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Non-Employee Director, of, any Federal, state or local taxes required by law to be withheld. The Board may permit any such withholding obligation with regard to any Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Non-Employee Director. Notwithstanding anything hereunder to the contrary, to the extent permitted under the Code or other

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applicable law, the Company may, in its sole and absolute discretion, reduce the number of shares of Common Stock otherwise deliverable to a Non-Employee
Director in an amount that would be withheld if taxes were required to be withheld and, if the Company so reduces the shares otherwise deliverable, the Company shall remit such amount to any such applicable Federal, state or local taxing authority.

    12.5  LISTING AND OTHER CONDITIONS.

        (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option with respect to such shares shall be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

        (c) Upon termination of any period of suspension under this
    Section 13.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option.

    12.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

    12.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.8 OTHER BENEFITS. No Stock Option granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

    12.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Stock Option hereunder.

    12.10 NO RIGHT TO SAME BENEFITS. The provisions of Stock Options need not be the same with respect to each Non-Employee Director, and such Stock Options granted to individual Non-Employee Directors need not be the same in subsequent years.

    12.11 DEATH/DISABILITY. The Board may in its discretion require the transferee of a Non-Employee Director to supply it with written notice of the Non-Employee Director's death or disability and to supply it with a copy of the will (in the case of a Non-Employee Director's death) or such other evidence as the Board deems necessary to establish the validity of the transfer of an Award. The Board may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

    12.12 SECTION 16(B)OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

    12.13 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    12.14 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                  ARTICLE XIII

                                  TERM OF PLAN

    No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

                             POLYVISION CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 31, 2000

    Michael H. Dunn and Gary L. Edwards, each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of common stock of PolyVision Corporation held of record by the undersigned on April 26, 2000, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 31, 2000, at The Cornell Club, 6 East 44(th) Street, New York, NY 10022, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1.  ELECTION OF DIRECTORS. To elect all nominees.

    Nominees are: Steven S. Elbaum, Joseph A. Menniti, Lyman C. Hamilton, Jr.
                  and Hansel B. Millican, Jr.

               / / AUTHORITY GIVEN              AUTHORITY WITHHELD

    For all nominees listed above except: ______________________________________
2. To approve an amendment to PolyVision's 1999 Stock Option Plan increasing the number of shares of common stock reserved for issuance thereunder by 1,400,000 shares.

             / / FOR             / / AGAINST             / / ABSTAIN

3. To ratify the adoption by the Board of Directors of PolyVision's 2000 Stock Compensation Plan for Non-Employee Directors.

             / / FOR             / / AGAINST             / / ABSTAIN

4. To ratify the selection of Arthur Andersen LLP as PolyVision's independent auditor.

             / / FOR             / / AGAINST             / / ABSTAIN

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4. PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

    The signer acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. Unless otherwise specified, this Proxy will be voted FOR Proposals 1 through 4.

                                        IMPORTANT: Please sign exactly as name
                                        appears hereon. Each joint owner shall
                                        sign. Executors, administrators,
                                        trustees, etc. should give their full
                                        title.

                                        ________________________________________
                                        Signature(s)

                                        ________________________________________
                                        Date

                                        ________________________________________
                                        Signature(s)

                                        ________________________________________
                                        Date